UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2007

PS BUSINESS PARKS, INC.
        (Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer Identification
of Incorporation)	Number)	Number)

701 Western Avenue, Glendale, California 91201-2397
        (Address of principal executive offices ) (Zip Code)

        Registrant’s telephone number, including area code: (818) 244-8080

N/A
        (Former name or former address, if changed since last report)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

PS Business Parks, Inc. announces the tax treatment of the Company's 2006 dividends. The information in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the 'Exchange Act") or otherwise subject to the liabilities of that section, not shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

       The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

      99.1 Press release dated January 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: January 24, 2007

By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 January 24, 2006
Contact:            Mr. Edward A. Stokx
                           (818) 244-8080, Ext. 1649

PS Business Parks, Inc. Announces Tax Treatment of 2006 Dividends

GLENDALE, California – PS Business Parks, Inc. (AMEX:PSB) announced today the tax treatment of the Company’s 2006 dividends. For the tax year ended December 31, 2006, distributions for the common stock and all the various series of preferred stocks were classified as follows:

                                                                  2006
                                     ---------------------------------------------------------------
                                     1st Quarter     2nd Quarter         3rd Quarter    4th Quarter
                                     -----------     -----------         -----------    ------------
         Ordinary Income               100.00%           100.00%           100.00%          100.00%
                                     -----------     -----------         -----------    ------------
         Total                         100.00%           100.00%           100.00%          100.00%
                                    ===========     ===========         ===========    ============

The ordinary income dividends do not constitute “qualified dividend income.”

Alternative Minimum Tax

Alternative minimum tax adjustments are to be apportioned between a real estate investment trust (“REIT”) and its shareholders under Internal Revenue Code Section 59(d). Although regulations have not yet been issued under that provision, based on regulations issued pursuant to a similar provision of prior law and the legislative history of the current provision, it appears that such alternative minimum tax adjustments are to be apportioned to a REIT’s shareholders to the extent that the REIT distributes its regular taxable income. It is the Company’s policy to distribute all of its regular taxable income and accordingly, all of the Company’s alternative minimum tax adjustments are being apportioned to the Company’s shareholders.

The Company has determined that -1.3213% of each distribution to its shareholders for the tax year ended December 31, 2006 consists of alternative minimum tax adjustments (i.e., for each $1 of dividend reportable by a shareholder, -1.3213¢ represents an alternative minimum tax adjustment). To determine your share of the Company’s alternative minimum tax adjustments, multiply the aggregate dollar amount of your reportable 2006 dividends from the Company (the sum of the amounts shown in Boxes 1a and 2a of the Company’s 2006 Form 1099-DIV) times -1.3213%.

If you are an individual, please refer to Internal Revenue Service Form 6251, Alternative Minimum Tax — Individuals. Your share of alternative minimum tax adjustments should be input as a positive amount in Part I, Line 17 (depreciation on assets placed in service after 1986). If you are a corporation, please refer to Internal Revenue Service Form 4626, Alternative Minimum Tax — Corporations. Your share of alternative minimum tax adjustments should be input as a positive amount in Line 2, letter “a” (depreciation of post-1986 property).

If you have questions, please consult your tax advisor for further guidance.

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2006, PSB wholly owned approximately 18.7 million net rentable square feet of commercial space with approximately 3,600 customers located in eight states, concentrated in California (5.6 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (2.9 million sq. ft.), Texas (2.8 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.) and Arizona (0.7 million sq. ft.)

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's website is www.psbusinessparks.com.